UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2010

NGAS Resources, Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia	0-12185	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Prosperous Place, Suite 201
Lexington, Kentucky	40509-1844
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (859) 263-3948
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2b
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01 Entry into a Material Definitive Agreement
     The information in Item 2.03 and Item 3.02 of this report relating to the closing of the transactions under the company’s exchange agreements entered on January 11, 2010 (exchange agreements) with the holders of our 6% convertible notes due December 15, 2010 (old notes) is incorporated herein by reference. The exchange agreements are described in the company’s current report on Form 8-K filed on January 12, 2010 (prior report), and the form of exchange agreements is included in the prior report as Exhibit 10.1, which is also incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement
     On January 12, 2010, at the initial closing under the exchange agreements, the company issued the holders of old notes an aggregate of $28.7 million principal amount of new 6% amortizing convertible notes due May 1, 2012 (exchange notes), together with the addition consideration described in Item 3.02 of this report. This resulted in the extinguishment of the company’s obligations under the old notes, which were due December 15, 2010 in the aggregate principal amount of $37 million. The information in Item 1.01 of the prior report relating to the company’s obligations under the exchange notes, including the form of exchange notes filed as Exhibit 10.2 to the prior report, is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
     At the initial closing under the exchange agreements, in addition to the exchange notes described in Item 2.03 of this report, the holders of old notes received cash payments totaling approximately $2.7 million and five-year warrants (exchange warrants) to purchase a total of 1,285,038 shares of our common stock (warrant shares). In accordance with the exchange agreements, we also made arrangements for issuing the holders of old notes a total of 3,037,151 common shares (exchange shares) on a regular-way basis. The exchange shares were issued on January 15, 2010, increasing the outstanding common stock to 33,521,512 shares as of that date. The exchange notes, exchange warrants and exchange shares were issued without registration under the Securities Act of 1933, as amended (Securities Act), in reliance on an exemption under Regulation D of the Securities Act for transactions not involving a public offering of securities.
     The exchange notes are convertible by the holders into our common stock (conversion shares) at $2.18 per share, and the exchange warrants are exercisable at $2.37 per share, subject in each case to certain volume limitations and adjustment for certain fundamental change transactions or share recapitalizations. Conversion shares will also be issuable at our election to satisfy all or part of our obligations for monthly principal amortization payments on the exchange notes, which will begin on June 1, 2010. Conversion shares issued for that purpose will be valued at the lesser of $2.18 per share or 95% of the 10-day volume-weighted average price of the common stock ending on the second business day prior to the installment date, subject to a true-up mechanism. Conversion shares and any warrant shares issued on a cashless exercise basis will be exempt securities issuable without registration under Section 3(a)(9) of the Securities Act.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NGAS Resources, Inc.
By:	/s/ William S. Daugherty
William S. Daugherty,
President and Chief Executive Officer

Date: January 15, 2010